      POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Lori J. Braender, A. Ernest Toth, Jr., Valerie Borchevsky and
Ellen S. Knarr,
signing singly, the undersigned's true and lawful attorney-in-fact to: (i)
execute for and on behalf
of the undersigned, in the undersigned's capacity as a director of Aquestive
Therapeutics, Inc. (the
"Company"), a Form ID, including updates thereto, and Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(ii) do and perform
any and all acts for and on behalf of the undersigned which may be necessary or desirable to
complete and execute any such Form ID, including updates thereto, or Form 3, 4, or 5 and timely
file such form with the United States Securities and Exchange Commission and any
stock
exchange or similar authority; and (iii) take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it being understood that the documents executed
by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be
in such form and shall contain such terms and conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper
to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and
purposes as the undersigned might or could do if personally present, with full power of substitution
or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights
and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact,
in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company
assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned
is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of April, 2024.
Abigail L. Jenkins